Exhibit 10.1

Summary Translation
Amendment to Framework Agreement (Reference Translation)

Party A: Binzhou Broadcasting and Television Network Co., Ltd.
Party B: Jinan Youxiantong Network Technology Co., Ltd.

As for:

1.
Party A and Party B has entered into <Framework Agreement> and <Amendment to Framework Agreement> on August 2007, party A has then entered into <Asset Transfer Agreement> with Binzhou Broadcasting and Television Information Network Co., Ltd.;

2.
Until Jan. 31st 2009, party B has provided loan in the total amount of 82 million RMB, still unable to fulfill the consideration obligations set forth in article 4.2 of <Framework Agreement> and to provide loan in accordance with asset transfer schedule set forth in <Asset Transfer Agreement>;

3.
Party A understands the challenges that party B is facing to fulfill its consideration obligations.  After discussions, party A and party B agrees to settle the remaining payment and relevant issues based upon the following principles:

The terms of the amendment to <Framework Agreement> are as follows:

1.
Party B shall provide 10 million RMB to Binzhou Broadcasting and Television Information Network Co., Ltd. prior to February 15, 2009. Such amount is deemed as part of the loan that should been provided by party B according to the consideration obligation set forth in <Framework Agreement>.  Party B shall provide the remaining amount of consideration set forth in <Framework Agreement> in full amount by no later than December 31st, 2009;

2.
If party B, by December 31st 2009 still is not able to pay in full amount the loan obligation set forth in <Framework Agreement>, then the economic benefit percentage of both parties in Binzhou Broadcasting and Television Information Network Co. Ltd. will be proportionally adjusted to reflect the actual fund provided (including paid-in capital and loan and obligations triggered by <Asset Transfer Agreement>) as of that date.  Both parties shall enjoy newly adjusted equity and economic benefits based upon such calculation;

3.
If situation in Article 2 of the Amendment shall occur, party A and party B shall further discuss the continuity of existence and operation of Binzhou Broadcasting and Television Information Network triggered by the failure of Party B to fulfill its consideration obligation set forth in <Framework Agreement> and its Amendments.  Be whatever agreement shall both parties come to on this issue, by that time, Binzhou Broadcasting and Television Information Network Co. Ltd. must pay down the asset payable amount to party A with cash amount in such company.

4.
If after discussions both parties agree to liquidate Binzhou Broadcasting and Television Information Network, then both parties shall in the first place authorize Binzhou Broadcasting and Television Information Network Co. Ltd. at an agreed-upon price to transfer part of the network assets back to party A, to serve the purpose of paying off asset payable to party A triggered by <Asset Transfer Agreement>.  The total amount of asset to be transferred back to party A shall be equivalent to amount payable to party A described in <Framework Agreement> and its Amendments after deducting loan provided by party B as of December 31st,2009 and the cash pay backs set forth in Article 3 of this Amendment and the pro-rata percentage decrease in party A’s asset contribution obligations as result of party B’s failure to fulfill full amount of consideration set forth in <Framework Agreement> and its amendments;

5.
This article is to further define the above-mentioned preferred amount of asset to be transferred back to party A:  to reflect the by proportion asset transfer obligation of party A, such amount shall be re-calculated to reflect the total amount of capital and loan provided by party B by December 31st, 20009 to maintain the 40% and 60% economic benefit split in Binzhou Broadcasting and Television Information Network Co. Ltd.

Binzhou Broadcasting and Television Network Co., Ltd.
Signature:
Name: Mr. Ying Bingming
Title: Chairman
Date: Feb. 11th, 2009
Company Chop:

Jinan Youxiantong Network Technology Co., Ltd.
Signature:
Name: Mr. Pu Yue
Title: Chairman
Date: Feb. 11th, 2009
Company Chop: